SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
KEITHLEY INSTRUMENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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TO THE SHAREHOLDERS OF KEITHLEY INSTRUMENTS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT TEN
PROPOSAL TWO: ELECTION OF DIRECTORS
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CODE OF ETHICS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PRINCIPAL ACCOUNTANT FEES AND SERVICES
COMPANY STOCK PERFORMANCE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG KEITHLEY INSTRUMENTS, INC., THE RUSSELL 2000 INDEX AND THE S & P TECHNOLOGY COMPOSITE INDEX
OTHER MATTERS

Keithley Instruments, Inc. 28775 Aurora Road Cleveland, Ohio 44139-1891 440-248-0400 Fax: 440-248-6168 http://www.keithley.com
December 29, 2005
TO THE SHAREHOLDERS OF KEITHLEY INSTRUMENTS, INC.
      This year’s Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at 12:00 Noon (EST), Saturday, February 11, 2006, at our corporate headquarters, 28775 Aurora Road, Cleveland, Ohio.
      In addition to acting on the matters outlined in the Proxy Statement, we look forward to giving you a progress report on the first quarter, which will end on December 31, 2005. As in the past, there will be an informal presentation on the Company’s business.
      We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person.
      On behalf of the Directors and management of Keithley Instruments, Inc., we would like to thank you for your continued support and confidence in the Company.

Sincerely yours,

/s/ Joseph P. Keithley
Joseph P. Keithley
Chairman, President and Chief Executive Officer

Keithley Instruments, Inc. 28775 Aurora Road Cleveland, Ohio 44139-1891 440-248-0400 Fax: 440-248-6168 http://www.keithley.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at the Company’s corporate headquarters, 28775 Aurora Road, Cleveland, Ohio, on Saturday, February 11, 2006, at 12:00 Noon (EST), for the following purposes:

(1) To vote on a proposal to fix the number of Directors of the Company at ten;

(2) To elect ten members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

(3) To vote on a proposal to approve the Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan;

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      Only holders of Common Shares and Class B Common Shares of record at the close of business on Tuesday, December 13, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ John M. Gherlein
John M. Gherlein
Secretary
December 29, 2005
Please sign, date and return the enclosed proxy promptly.
A return envelope is enclosed for your convenience.

KEITHLEY INSTRUMENTS, INC.
28775 Aurora Road
Cleveland, Ohio 44139
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 11, 2006
GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Keithley Instruments, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on February 11, 2006, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.
      The solicitation of proxies is made by and on behalf of the Board of Directors. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by Directors, officers and employees of the Company.
      The presence of a shareholder at the Annual Meeting will not operate to revoke the shareholder’s proxy. Any shareholder giving a proxy pursuant to this solicitation may revoke it by giving notice to the Company in writing or in open meeting. All properly executed proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, in accordance with the directions contained in such proxies. If no directions are given, properly executed proxies will be voted FOR the election of the nominees named in this Proxy Statement and FOR the proposals set forth in the Notice, with discretionary authority to vote on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The close of business on December 13, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying President’s letter, notice and proxy, together with the Company’s annual report to shareholders for the fiscal year ended September 30, 2005, are first being sent to shareholders on or about December 29, 2005.
VOTING RIGHTS
      As of the close of business on December 13, 2005, there were outstanding 14,315,164 Common Shares, without par value, of the Company (“Common Shares”) and 2,150,502 Class B Common Shares, without par value, of the Company (“Class B Common Shares”). The holders of outstanding Common Shares on that date will be entitled to one vote for each share held, and the holders of outstanding Class B Common Shares on that date will be entitled to ten votes for each share held. Proxies received by the Company but marked as abstentions or broker non-votes will not count in favor of, or against, election of a nominee for Director; however, abstentions and broker non-votes may have the effect of a vote against approval of any other matter.
      The Ohio Revised Code, as it applies to the Company, provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that such shareholder desires the voting to elect Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of Directors, enabling such shareholder to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute votes on the same principle among two or more nominees, as such shareholder sees fit. If cumulative voting is in effect, the persons named in the proxy will vote shares represented thereby so as to elect as many of the ten nominees named herein as possible.

PRINCIPAL SHAREHOLDERS
Security Ownership of Certain Beneficial Owners
      The following persons are known to the Company to be the beneficial owners of more than 5% of the voting securities of the Company as of December 13, 2005:

				Class B
	Common Shares			Common Shares(1)

	Number of			Number of			Percentage
	Shares			Shares			of Total
	Beneficially		Percent	Beneficially		Percent	Voting
Name of Beneficial Owner	Owned		of Class	Owned		of Class	Power

Joseph P. Keithley	554,386	(2)	3.7%	2,130,878	(3)	99.1%	60.2%
Barclays Global Investors, N.A. (4)	1,073,822		7.5%	—		—	3.0%
The TCW Group, Inc. (5)	720,404		5.0%	—		—	2.0%
Bank of America Corporation (6)	713,328		5.0%	—		—	2.0%

(1)	Pursuant to the Company’s Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

(2)	Includes Common Shares represented by options exercisable on or before February 11, 2006, by Joseph P. Keithley (501,500 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by Mr. Keithley and his percentage of total voting power of the Company’s capital stock, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes 6,540 shares of restricted stock that are subject to certain vesting requirements and 2,448 shares owned by Mr. Keithley’s wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(3)	Includes 1,954,816 shares owned by a partnership of which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust of which Mr. Keithley serves as the co-trustee.

(4)	Derived from information set forth on a Schedule 13G of Barclays Global Investors, N.A. dated February 14, 2005. Barclay’s Global Investors, N.A. reports sole voting power with respect to 610,147 shares, and sole dispositive power with respect to 740,285 shares; and Barclays Global Fund Advisors reports sole voting power with respect to 331,306 shares, and sole dispositive power with respect to 333,537 shares.

(5)	Derived from information set forth on a Schedule 13G of The TCW Group, Inc. dated February 9, 2005. The TCW Group, Inc. on behalf of the TCW Business Unit reports shared voting power with respect to 647,239 shares and shared dispositive power with respect to 720,404 shares.

(6)	Derived from information contained in a Schedule 13G dated February 11, 2005. Bank of America Corporation reports shared voting power with respect to 700,656 shares and shared dispositive power with respect to 713,328 shares; NB Holdings Corporation reports shared voting power and shared dispositive power with respect to 81,048 shares; Bank of America, NA reports sole voting power with respect to 2,500 shares, shared voting power with respect to 74,150 shares, sole dispositive power with respect to 5,700 shares and shared dispositive power with respect to 70,950 shares; Banc of America Capital Management, LLC reports sole voting power and sole dispositive power with respect to 70,775 shares; NationsBanc Montgomery Holdings Corporation reports shared voting power and shared dispositive power with respect to 4,398 shares; Banc of America Securities LLC reports sole voting power and sole dispositive power with respect to 4,398 shares; Fleet National Bank reports sole voting power with respect to 73,343 shares, shared voting power with respect to 546,620 shares, sole dispositive power with respect to 82,975 shares and shared dispositive power with respect to 549,305 shares; Columbia Management Group, Inc. reports shared voting power with respect to 546,620 shares and shared dispositive power with respect to 549,265 shares; and Columbia Management Advisors, Inc. reports sole voting power with respect to 546,620 shares and sole dispositive power with respect to 549,265 shares.

      The business address of Mr. Keithley is 28775 Aurora Road, Cleveland, Ohio 44139. The address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105. The address for The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. The address for Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.
Security Ownership of Management
      The beneficial ownership of Common Shares and Class B Common Shares by each of the Company’s Directors, nominees for Director, each of the Company’s executive officers named in the Summary Compensation Table and by all executive officers and Directors of the Company as a group on December 13, 2005, is set forth in the table below:

				Class B
	Common Shares			Common Shares(1)

	Number of			Number of			Percentage
	Shares			Shares			of Total
Name and Address of	Beneficially		Percent	Beneficially		Percent	Voting
Beneficial Owner	Owned(2)		of Class	Owned		of Class	Power

Brian R. Bachman	75,479		*	—		—	*
James T. Bartlett	90,388		*	—		—	*
James B. Griswold	70,696		*	—		—	*
Leon J. Hendrix, Jr.	121,527		*	—		—	*
Brian J. Jackman	12,539		*	—		—	*
Joseph P. Keithley	554,386	(3)	3.7%	2,130,878	(4)	99.1%	60.2%
Dr. N. Mohan Reddy	52,314		*	—		—	*
Thomas A. Saponas	—		—	—		—	—
Barbara V. Scherer	20,936		*	—		—	*
R. Elton White	71,180		*	—		—	*
Mark A. Hoersten	118,298		*	—		—	*
John A. Pesec	139,261	(5)	1.0%	—		—	*
Mark J. Plush	198,727	(6)	1.4%	—		—	*
Linda C. Rae	157,801		1.1%	—		—	*
All executive officers and Directors as a group (18 persons)	2,063,377		12.8%	2,130,878		99.1%	62.2%

*	Less than 1%

(1)	Pursuant to the Company’s Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

(2)	Includes Common Shares represented by options exercisable on or before February 11, 2006 by Brian R. Bachman (60,000 shares), James T. Bartlett (60,000 shares), James B. Griswold (40,000 shares), Leon J. Hendrix, Jr. (80,000 shares), Brian J. Jackman (10,000 shares), Joseph P. Keithley (501,500 shares), Dr. N. Mohan Reddy (45,000 shares), Barbara V. Scherer (20,000 shares), R. Elton White (40,000 shares), Mark A. Hoersten (116,700 shares) John A. Pesec (132,250 shares), Mark J. Plush (158,854 shares), Linda C. Rae (157,000 shares), and all officers and Directors as a group (1,757,429 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by each of the individuals and all officers and Directors as a group and their percentage of total voting power of the Company’s capital stock, respectively, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes restricted shares that are subject to certain vesting requirements for Mr. Keithley (6,540 shares), Mr. Plush (6,912 shares), and all officers and Directors as a group (21,874). Includes shares held under the Keithley Instruments, Inc. 1996 Outside Directors Deferred

Stock Plan for the benefit of Mr. Bachman (12,543 shares), Mr. Bartlett (29,452 shares), Mr. Griswold (28,760 shares), Mr. Hendrix (30,591 shares), Mr. Jackman (1,603 shares), Dr. Reddy (6,378), and Mr. White (30,244 shares), as to which such persons do not have current voting rights.

(3)	Includes 2,448 shares owned by Mr. Keithley’s wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(4)	Includes 1,954,816 shares owned by a partnership of which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust of which Mr. Keithley serves as the co-trustee.

(5)	Includes eight shares owned by Mr. Pesec’s wife. Mr. Pesec disclaims beneficial ownership with respect to the shares owned by his wife.

(6)	Includes 1,251 shares owned by Mr. Plush’s son and 36,482 Common Shares represented by options exercisable on or before February 11, 2006 for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise. Mr. Plush disclaims beneficial ownership with respect to the options held for the benefit of his former wife.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires Keithley’s executive officers, Directors and persons who own more than 10% of Keithley’s common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of these forms and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements were met during fiscal year 2005.
PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT TEN
      The Company’s Code of Regulations provides that the number of Directors shall be fixed by the shareholders at no fewer than three. The number of Directors is currently fixed at nine. It is expected that two current Directors will retire within the next two years, and the Board believes that it is desirable to elect a new Director at this time in order to provide continuity. Therefore, the Board believes it desirable to increase the Board to ten members.
      Under the Company’s Code of Regulations, the affirmative vote of a majority of the issued and outstanding shares of the Company represented at the meeting is required for approval.
      The Board of Directors recommends that the shareholders vote FOR this proposal.
PROPOSAL TWO: ELECTION OF DIRECTORS
      At the Annual Meeting, or any adjournment or postponement thereof, Common Shares and Class B Common Shares represented by proxies, unless otherwise specified, will be voted for the election as Directors of the ten persons named below who have been nominated by the Board of Directors following the recommendation of the Board’s Nominating and Corporate Governance Committee.
      Each of the Directors to be elected at the meeting is to serve until the next Annual Meeting and until his successor shall have been duly elected and qualified. Pursuant to the Company’s Amended Articles of Incorporation (the “Articles”), one-fourth (calculated to the nearest whole number) of the number of authorized Directors, is entitled to be elected by the Common Shares voting separately as a class. If Proposal One is approved the number of Directors will be fixed at ten and three Directors will be elected by the holders of the Common Shares. Messrs. Bachman, Jackman and Reddy have been nominated as the Directors to be so elected by the holders of the Common Shares of the Company. If Proposal One does not pass the holders of the Common Shares will be entitled to elect two Directors. The remaining seven nominees are to be elected by the holders of the Common Shares and the Class B Common Shares voting together. The three nominees (or two nominees if Proposal One does not pass) receiving the greatest number of votes of the Common Shares voting separately as a class, and the seven other nominees receiving the greatest number of votes of the Common Shares and the Class B Common Shares voting together without regard to class, will be elected as Directors.
      Each of the nominees, with the exception of Mr. Saponas, is presently a member of the Board of Directors and each has indicated his willingness to serve as a Director, if elected. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by proxies will be voted for the election of any substitute nominee that may be named by the Board of Directors.
Nominees for Election
      Set forth below is certain information, as of December 13, 2005, with respect to each person nominated for election as a Director.

Name and Age of Nominee	Business Experience	Director Since

Joseph P. Keithley Age 56
Chairman of the Board of the Company since 1991, Chief Executive Officer since November 1993 and President since May 1994. Director of Brush Engineered Materials Inc., which through its subsidiaries supplies beryllium-containing products and other engineered materials for end-use applications within the worldwide telecommunications and computer, automotive electronics, industrial components, optical media, aerospace, defense and appliance markets, and Director of Nordson Corporation, a worldwide producer of precision dispensing equipment and manufacturer of technology-based systems for curing and surface treatment processes.
1986

Brian R. Bachman (1) Age 60
Private Investor. From 2000 to 2002, Mr. Bachman served as the Chief Executive Officer and Vice Chairman of Axcelis Technologies, a worldwide producer of ion implantation, dry strip and photostabilization equipment used in the fabrication of semiconductors. He was also Senior Vice President and Group Executive of Semiconductor Equipment and Specialty Controls of Eaton Corporation from 1996 to 2000, and Vice President of Standard Products Business Group of Philips Semiconductor, a worldwide semiconductor manufacturer for Philips Electronics N.V. from 1991 through 1995. Director of Kulicke and Soffa Industries Inc., a leading supplier of wire bonding equipment in the semiconductor assembly market, and Director of Ultra Clean Technologies, a developer and supplier of critical subsystems for the semiconductor capital equipment industry, focusing on gas delivery systems.
1996

Name and Age of Nominee	Business Experience	Director Since

James T. Bartlett Age 68	Advising Director since 2002, and Managing Director from 1986 to 2002, of Primus Venture Partners Inc., the manager of Primus Capital Fund and Primus Capital Funds II, III, IV and V, venture capital limited partnerships. Director of Lamson & Sessions Co., a provider of products for the construction and telecommunications industries.	1983

James B. Griswold (2) Age 59	Partner in the law firm of Baker & Hostetler LLP since 1982 concentrating in the areas of mergers and acquisitions, venture capital, financing business negotiations, and assisting entrepreneurs and high-growth companies.	1989

Leon J. Hendrix, Jr. Age 64
Chairman of the Board of Remington Arms Co. since 1997, a manufacturer and marketer of firearms and ammunition. Principal, Clayton, Dubilier & Rice, Inc., a private investment firm, from 1993 to 2000. Chief Operating Officer of Reliance Electric Company from 1992 to 1993, Executive Vice President of Reliance from 1989 to 1992 and Vice President of Corporate Development of Reliance from 1987 to 1989. Reliance Electric is now a part of Rockwell Automation, a worldwide provider of industrial automation power, control and information solutions. Director of NACCO Industries, Inc., a holding company with subsidiaries that manufacture lift trucks and household electrical appliances, mine and market lignite coal and operate specialty retail stores, and Director of Cambrex Corp., a provider of products and services to the life sciences industries. Chairman of Clemson University Board of Trustees.
		1990

Name and Age of Nominee	Business Experience	Director Since

Brian J. Jackman (1) Age 64
President, The Jackman Group, Inc., a management consulting organization formed in 2005. From 1998 until his retirement in 2001, Mr. Jackman served as President, Global Systems and Technology of Tellabs, Inc., which designs, deploys and services optical networking, broadband access and voice-quality enhancement equipment for the telecommunications industry. He also served as Tellab’s President of Operations from 1993 to 1998, and held various sales and marketing positions during his tenure. Prior to joining Tellabs, Mr. Jackman held various systems, sales and marketing positions with IBM Corporation, which manufactures and markets advanced information processing products, including computer and microelectronic technology, software and networking systems. Director of PCTEL, Inc., a leading supplier of products which simplify mobile connectivity, and Open Texttm Corporation, a provider of Enterprise Content Management solutions for global organizations. He also serves on the Board of Gannon University.
2005

Dr. N. Mohan Reddy (1) Age 52
Associate Professor of Marketing since 1991 and Keithley Professor of Technology Management since 1996 at the Weatherhead School of Management, Case Western Reserve University. Consultant to firms in the electronics, semiconductor and telecommunications industries on commercializing new technologies and marketing strategy implementation. Director of Brush Engineered Materials, Inc., which through its subsidiaries supplies beryllium-containing products and other engineered materials for end-use applications within the worldwide telecommunications and computer, automotive electronics, industrial components, optical media, aerospace, defense and appliance markets.
2001

Name and Age of Nominee	Business Experience	Director Since

Thomas A. Saponas Age 56	Private Investor. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. from August 1999 until he retired in October 2003. Prior to Agilent’s spin-off from Hewlett-Packard, Saponas was Vice President and General Manager of Hewlett-Packard’s Electronic Instruments Group from June 1998 to April 1999. Mr. Saponas joined Hewlett-Packard in 1972 and held a number of other positions prior to those listed. Director of Procera Networks, a global provider of networking infrastructure equipment.	—

Barbara V. Scherer Age 49	Senior Vice President Finance & Administration and Chief Financial Officer of Plantronics, Inc. since 1998. Vice President Finance & Administration and Chief Financial Officer from 1997 to 1998. Plantronics is the leading provider of headsets to telephone companies and the business community worldwide. Prior to joining Plantronics, Ms. Scherer held various executive management positions spanning eleven years in the disk drive industry, was an employee with The Boston Consulting Group and was a member of the corporate finance team at ARCO.	2004

R. Elton White Age 63	Private Investor. President of NCR Corporation from 1991 to 1993, Executive Vice President of Marketing of NCR from 1990 to 1991, and Executive Vice President of the United States Group from 1987 to 1990. Director of Kohl’s Corporation, which owns specialty department stores.	1994

(1)	Elected by holders of Common Shares only.

(2)	Baker & Hostetler LLP served as general outside legal counsel to the Company during the fiscal year ended September 30, 2005 and is expected to render services in such capacity to the Company in the future.
INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors held five meetings during the fiscal year ended September 30, 2005. During that fiscal year no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the periods that he or she served.
      The Company has not established a formal policy regarding director attendance at the Company’s annual meeting of shareholders. However, the annual meeting has generally been scheduled on the same day as a regular board meeting. All of the Company’s Directors attended the 2005 annual shareholders’ meeting.
      The Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation and Human Resources Committee, the Strategy Committee, and the Nominating and

Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. The Board of Directors has also adopted Corporate Governance Guidelines. A copy of the charters for the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee and the Corporate Governance Guidelines can be found under the “Investor Relations” section of our website at www.keithley.com and are also available in print to any shareholder who submits a request to the Company c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. Additionally, a copy of the charter for the Audit Committee is attached hereto as Appendix A. Set forth below is the current membership of each committee of the Board, with the number of meetings held during the fiscal year ended September 30, 2005, in parentheses.

Nominating and
		Compensation and		Corporate
Executive Committee	Audit Committee	Human Resources	Strategy Committee	Governance
(one)	(seven)	Committee (five)	(four)	Committee (three)

Joseph P. Keithley (Chairman)	R. Elton White (Chairman)	Brian R. Bachman (Chairman)	Dr. N. Mohan Reddy (Chairman)	James T. Bartlett (Chairman)
James T. Bartlett	James T. Bartlett	Leon J. Hendrix, Jr.	Brian R. Bachman	Brian R. Bachman
Leon J. Hendrix, Jr.	Dr. N. Mohan Reddy	Brian J. Jackman	James T. Bartlett	Leon J. Hendrix, Jr.
	Barbara V. Scherer	Barbara V. Scherer	James B. Griswold	Brian J. Jackman
		R. Elton White	Leon J. Hendrix, Jr.
Brian J. Jackman
Joseph P. Keithley
Barbara V. Scherer
R. Elton White
      The Board has determined that all of the Directors, except for Messrs. Keithley and Griswold, are “independent directors” within the meaning of New York Stock Exchange listing standards. All of the member of the Board’s Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee are independent directors.
      The non-management directors meet in executive session without management during each board meeting. The non-management directors have appointed R. Elton White to preside over these executive sessions.
      The Executive Committee is authorized to exercise all of the powers of the Board of Directors between meetings of the Board of Directors. All actions of the Executive Committee are reported to the Board of Directors at its first meeting following such action or actions.
      The Audit Committee is responsible for assisting the Board in overseeing (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Board has determined that the Audit Committee “financial experts” within the meaning of Item 401 of Regulation S-K under the federal securities laws, are Mr. White, Mr. Bartlett and Ms. Scherer.
      The Compensation and Human Resources Committee responsibilities are to review and approve the goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, other executive officers and other employees who report to the Company’s Chief Executive Officer, and to amend these goals and objectives if the Committee deems it appropriate. Toward that end, the committee oversees all compensation, equity and employee benefit plans and payments. The Committee is also responsible for periodically evaluating compensation for members of the Board of Directors and its committees and to review and approve changes in compensation and plans relating to director compensation.
      The Strategy Committee is responsible for ensuring that management has in place strategies and action plans as well as useful planning and control systems to enable the Company to meet its objectives.
      The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become Board members; to recommend board committee structure, membership and operations; to develop and recommend to the Board a set of effective corporate governance policies and procedures; and to lead the Board in its annual review of the Board’s performance.
      The charter of the Nominating and Corporate Governance Committee provides that the Committee shall make recommendations to the Board regarding director nominations, including director candidates recommended by shareholders. If a shareholders wishes to recommend a candidate, they should send their recommendation, with a description of the candidate’s qualifications, to: Chairman, Nominating and Corporate Governance Committee, c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. The Committee has not established specific minimum qualifications a candidate must have in order to be recommended by the Committee. However, in determining qualifications for new directors, the Committee will periodically establish and review Board succession plans, establish the experience and attributes needed to fulfill its responsibilities and work with the Chief Executive Officer to identify management’s needs for advice and counsel. A director candidate pool will be established from recommendations from shareholders and the Board of Directors. Additionally, the Nominating and Governance Committee is supplementing this pool through the retention of a board search consultant, which will identify and recruit potential directors. Mr. Saponas was recommended to the Nominating and Governance Committee by the board search consultant.
      For fiscal year 2005, directors who were not employees of the Company received an annual fee of $10,000 paid in five installments. Directors received an additional $1,000 for each Board meeting attended and, unless Chairman of a committee, $750 for each committee meeting attended, except for Executive Committee meetings for which no additional fees are paid. The Audit Committee Chairman was paid $2,500 for presiding as Chairman at a committee meeting. The Compensation and Human Resources Committee Chairman was paid $1,500 for presiding as Chairman at a committee meeting. The Strategy Committee and Nominating and Corporate Governance Committee Chairmen were paid $1,250 for presiding as Chairman at a committee meeting. Additionally, under the 1997 Director’s Stock Option Plan, non-employee Directors were automatically granted an option to purchase 10,000 Common Shares at the close of each annual meeting of shareholders. The exercise price for each option was the fair market value of a Common Share on the date such option is granted as defined by the Plan. The Board of Directors could, in its sole discretion, grant additional options under the Plan for newly elected nonemployee Directors. The 1997 Director’s Stock Option Plan would have expired by its terms on February 15, 2007; however, the Board of Directors terminated this Plan on December 8, 2005.
      Beginning October 1, 2005, the Compensation and Human Resources Committee of the Board of Directors approved a new outside-Director compensation program. Under the new program, Directors who are not employees of the Company receive an annual fee of $20,000 paid in four installments. Directors receive an additional $1,000 for each board meeting attended and each committee meeting attended, except for Audit Committee meetings where each Director receives $1,500 for his or her attendance. Furthermore, the Audit Committee Chairman receives an additional annual fee of $10,000 paid in four installments, while the Compensation and Human Resources Committee Chairman, the Strategy Committee Chairman, and the Nominating and Corporate Governance Committee Chairman receive an additional annual fee of $5,000 paid in four installments. Directors may defer their fees under the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan. Additionally, under the Keithley Instruments Inc. 2002 Stock Incentive Plan, each non-employee Director receives an annual Common Share grant equal to $58,000. The Common Shares are issued on a quarterly basis. New outside-Directors will receive a restricted stock grant worth $75,000 at the time of his or her appointment, which will vest over a 3-year period.
      Effective October 1, 2005, the board adopted a stock ownership guideline pursuant to which directors will hold $100,000 worth of Common Shares in the Company. It is expected that the Company’s Directors will achieve this ownership level within the next four years, or in the case of new Directors, within four year’s of their election.
CODE OF ETHICS
      The Company has a Code of Ethics that applies to all employees, executive officers and Directors of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel, and the reporting of illegal or unethical behavior. The Code of Ethics is posted on the Company’s website and is available in print to any shareholder submitting a request to the Company c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. Any waiver of any provision of the code granted to an executive officer or Director may only be made by the Board of Directors or a Committee of the Board authorized to do so and will be promptly disclosed on the Company’s website at www.keithley.com.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation and Human Resources Committee Report
      The Company’s Board of Directors has delegated to the Compensation and Human Resources Committee (the “Committee”) the responsibility of evaluating and establishing the amounts of compensation paid to officers. The Committee is composed entirely of outside Directors.
      The guiding philosophy of the Company’s executive compensation program is to attract, motivate, develop and retain highly qualified leaders to direct and grow the Company. The guideline for compensation of officers is that, in general, it should be between 80% and 120% of median compensation for similar positions at peer companies as determined by the Committee’s independent compensation consultant.
      The compensation for each officer is set based upon independent benchmark data from the Committee’s compensation consultant. The consultant provides current information on the range of compensation paid to individuals who hold similar positions or have similar responsibilities within companies or divisions of companies of similar size in the electronics industry. Some of these companies are in the S&P Information Technology Sector Index used in the performance graph on page 16. We specifically benchmark data on base salaries, short-term incentives, and long-term incentives, as well as emerging trends in the mix and character of the compensation elements.
      The current program provides for a salary that is based upon individual responsibility and performance, an annual bonus that is based upon the attainment of corporate performance goals, and long-term incentives in the form of equity.
      The annual bonus paid to each officer is determined as follows. The Committee, based on independent benchmark data determines a target bonus to be paid annually. A mix of corporate financial measures are established each year as performance goals, from which a payout schedule is established. The performance measures for 2005 are Return on Assets and Sales Growth. The actual performance goals and the target bonus levels are set by the Board Compensation Committee to reflect marketplace conditions together with an expectation of continuous improvement.
      Non-qualified Stock Options (NQSOs) have been used to provide long-term incentives to officers and other key employees based upon competitive market practices. Generally, options vest in four years, expire in ten years, and have an option price equal to the market price at the time of grant. Beginning in fiscal year 2006, Performance Award Units will be a primary long-term incentive program for officers going forward. The performance awards agreements provide for the award of performance units with each unit representing the right to receive one share of the Company’s common shares to be issued after the applicable award period. The award vests over a 3-year performance period, based on revenue growth relative to the Company’s peers and return on assets or return on invested capital. The final amount of units earned pursuant to an award may range from a maximum of twice the initial award, as specified in the agreement, to a minimum of no units depending upon the level of attainment of performance threshold based upon return on assets or return on invested capital. NQSOs will continue to be used to provide a long-term stake in increasing shareholder value. Finally, Restricted Shares are used for retention of other key employees, and generally will have a 4-year vesting period. The mix of equity incentives was established to meet the objectives of focusing on growth relative to our peers while earning our cost of capital through the business cycle, retaining key employees, and continuing to align our awards with shareholder interests, while limiting the potential dilution of such programs.

Chief Executive Officer Compensation
      The Compensation and Human Resources Committee determined Mr. Keithley’s compensation for fiscal 2005 based upon a number of criteria. The Committee considered compensation for CEOs from the independent benchmark data, and the performance of the Company in sales and level of profits. In addition, the Committee’s assessment of Mr. Keithley’s performance relative to his annual individual performance objectives, which are mutually set at the beginning of each year, is the basis for establishing his compensation level. In 2004, the Committee specifically recognized Mr. Keithley’s superior performance in developing leaders and an effective organization, the organizational commitment to superior long term growth through new product innovation, operational excellence, and a clear focus on superior profitability.
      Mr. Keithley’s annual salary was increased by three percent in January 2005. Mr. Keithley’s base salary is comparable to others in equivalent positions in the electronics industry. Mr. Keithley received a bonus for fiscal 2005 of $109,481, based upon the Company’s performance measured by sales growth and return on assets goals. Mr. Keithley did not receive a stock option grant during fiscal 2005, as the Company changed its long-term incentive program to issue its equity-based compensation awards at the beginning of its fiscal year.
Compensation and Human Resources Committee
Brian R. Bachman, Chairman
R. Elton White
Brian Jackman
Leon J. Hendrix
Barbara Scherer
      Employment Agreements with Named Executive Officers of the Company. Pursuant to an employment agreement which was entered into on April 7, 1994, Mr. Plush is required to be compensated at the rate of at least $109,800 per year. Mr. Plush’s agreement initially covered a three-year period and is automatically renewable for one-year periods thereafter.
      Retirement Plan. The Company’s United States pension plan provides retirement benefits to eligible participants who terminate employment at or after age 65, or who terminate employment before age 65 with at least five years of service. Benefits commence after termination of employment, but generally not before age 55. Retirement benefits are computed on the basis of pension credits for each year of the employee’s service. Generally, an employee’s pension credits will be equal to the sum of (i) 0.9% of the employee’s high five-year average annual compensation, not in excess of the employee’s Social Security “covered compensation” (as defined by Section 401(I)(5)(E) of the Internal Revenue Code) as of September 30, 1999, plus 1.5% of such average annual compensation in excess of “covered compensation,” with such sum multiplied by the employee’s years of credited service (up to 30 years) through September 30, 1999; plus (ii) 1.2% of the employee’s annual compensation for each plan year beginning on or after October 1, 1999. The employee’s annual retirement benefit, when paid as a life annuity commencing at age 65, will equal the total of the pension credits he has earned. If the individuals listed in the compensation table were to continue to be employees until their attainment of age 65 at the rate of compensation they received during fiscal 2005, their annual retirement benefits would be as follows: Mr. Keithley, $93,100; Ms. Rae, $82,700; Mr. Plush, $66,600; Mr. Pesec, $79,800, and Mr. Hoersten, $85,700.

      The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as of September 30, 2005, for the fiscal years ended September 30, 2005, 2004 and 2003.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

				Other	Securities	All Other
				Annual	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation(1)	Options (#)	($)(2)

Joseph P. Keithley	2005	$409,000	$109,481		—	$6,388
Chairman of the Board,	2004	$390,000	$587,774		70,000	$3,242
President and Chief Executive Officer	2003	$379,584	$—		100,000	$3,185
Linda C. Rae (3)	2005	$229,996	$42,033		—	$6,617
Senior Vice President and	2004	$212,500	$230,000		41,000	$2,960
General Manager	2003	$187,250	$—		50,000	$3,068
Mark J. Plush	2005	$238,112	$30,313	$27,494	—	$6,367
Vice President and	2004	$221,500	$189,863		35,000	$3,145
Chief Financial Officer	2003	$219,875	$—		33,000	$3,173
John A. Pesec	2005	$217,560	$39,718		—	$6,274
Vice President Worldwide	2004	$210,000	$175,000		26,000	$3,000
Sales and Support	2003	$205,000	$—		30,000	$2,983
Mark A. Hoersten (4)	2005	$192,993	$22,287		—	$6,218
Vice President Business	2004	$190,000	$139,596		25,000	$2,852
Management	2003	$181,000	$—		30,000	$2,715

(1)	The amount shown for Mr. Plush in 2005 includes $10,000 for personal use of a Company car, $8,481 for life insurance premiums paid on his behalf, $7,690 for personal financial planning services, with the remainder paid for health club dues.

(2)	Consists of matching contributions under the Company’s Retirement Savings Trust and Plan.

(3)	Ms. Rae was appointed Senior Vice President and General Manager effective May 7, 2003. The compensation information shown for fiscal year 2003 includes the entire fiscal year.

(4)	Mr. Hoersten was appointed Vice President Business Management effective May 7, 2003. The compensation information shown for fiscal year 2003 includes the entire fiscal year.
OPTION GRANTS IN LAST FISCAL YEAR
      None.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities			Value of Unexercised
			Underlying Unexercised			in-the-money
	Shares		Options at			Options at
	Acquired	Value	September 30, 2005 (#)			September 30, 2005 ($)
	on Exercise	Realized
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Joseph P. Keithley	—	—	501,500		25,000	392,244	21,000
Linda C. Rae	—	—	157,000		7,500	89,378	6,300
Mark J. Plush	—	—	158,854	(1)	7,175	14,997	6,027
John A. Pesec	—	—	132,250		6,750	229,698	5,670
Mark A. Hoersten	—	—	116,700		7,500	40,033	6,300

(1)	Includes 36,482 exercisable options for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise. Mr. Plush disclaims beneficial ownership with respect to the options held for the benefit of his former wife.
Audit Committee Report
      The Audit Committee has reviewed and discussed with Keithley’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Keithley contained in the Annual Report on Form 10-K for the 2005 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61, as amended by Statement on Auditing Standards No. 90, (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Keithley’s financial statements.
      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Keithley.
      In addition, the Audit Committee, in consultation with management, the independent registered public accounting firm and the internal auditors, has reviewed management’s report on internal control over financial reporting as of September 30, 2005 and the independent registered public accounting firm’s attestation report (which are required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and has considered the effectiveness of the Company’s internal control over financial reporting.
      Based on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Keithley’s Annual Report on Form 10-K for its 2005 fiscal year for filing with the Securities and Exchange Commission.
Audit Committee
R. Elton White, Chairman
James T. Bartlett
Dr. N. Mohan Reddy
Barbara V. Scherer
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      The firm of PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1958. The following table shows the fees billed to the Company from PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2005 and 2004:

	Fiscal 2005	Fiscal 2004

Audit Fees	$737,000	$371,708
Audit-Related Fees	29,500	22,900
Tax Fees	173,500	125,100
All Other Fees	3,000	3,000

Total	$943,000	$522,708

Fees related to fiscal 2005 are comprised of the services as described in the following items:
      “Audit Fees” consist of fees billed for professional services rendered for the audit of Keithley Instruments, Inc.’s consolidated financial statements, the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
      “Audit-Related Fees” consist of fees billed for professional services related to the audits of the Company’s United States pension plan and retirement savings and trust plan.
      “Tax Fees” consist of fees billed for professional services for tax compliance, tax advice and tax planning for the Company’s subsidiaries and sales offices in various tax jurisdictions throughout the world.
      “All Other Fees” consist of licensing fees for an accounting research database maintained by PricewaterhouseCoopers LLP.
      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, and he will have an opportunity to make a statement if he so desires. The representative will also be available to respond to appropriate questions from shareholders.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
      The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

COMPANY STOCK PERFORMANCE
      The following performance graph compares the five-year cumulative return from investing $100 on September 30, 2000 in each of the Company’s Common Shares, the Russell 2000 Index and the Standard & Poor’s Information Technology Index. The comparison assumes that all dividends are reinvested.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG KEITHLEY INSTRUMENTS, INC., THE RUSSELL 2000 INDEX
AND THE S & P TECHNOLOGY COMPOSITE INDEX
PROPOSAL THREE: TO APPROVE THE COMPANY’S
2005 EMPLOYEE STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
General
      On December 8, 2005, the Board approved, subject to shareholder approval, the Company’s 2005 Employee Stock Purchase and Dividend Reinvestment Plan, effective as of June 1, 2005 (the “Purchase Plan”).
      The Company adopted the Purchase Plan to encourage and enable employees of the Company and its designated subsidiaries to acquire proprietary interests in the Company through the ownership of the Company’s Common Shares purchased through accumulated payroll deductions on an after-tax basis. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Code Section 423 and the provisions of the Purchase Plan will be construed in a manner consistent with the requirements of such section.
      The following summary describes the principal provisions of the Purchase Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Purchase Plan attached as Appendix B to this Proxy Statement.

Description of the Purchase Plan
      Under the Purchase Plan, an aggregate of 500,000 Common Shares (subject to certain adjustments to reflect changes in the Company’s capitalization) may be purchased by eligible employees that become participants in the Purchase Plan.
      All employees of the Company or its designated subsidiaries other than “temporary employees” who customarily work less than 20 hours per week or less than five months per year are eligible to participate in the Purchase Plan commencing on the first day of any Subscription Period (defined below) under the Purchase Plan. While Code Section 423 permits certain classes of employees to be excluded from participating, including highly compensated employees, part-time employees customarily employed 20 hours or less per week, and temporary employees customarily employed five or fewer months per year, the Purchase Plan, as proposed, only excludes part-time and temporary employees. The Company’s previous purchase plan, which was in effect from 1993 until June 30, 2005, contained similar provisions.
      The Purchase Plan is to be administered by a committee consisting of at least two employees, to appointed by the Company’s President.
      The term “designated subsidiary” means each existing subsidiary and future subsidiaries and parents (if any) that are designated by the Board of Directors.
      No person will be eligible to participate in the Purchase Plan if such person, immediately after the grant, would own Common Shares and/or hold options to purchase Common Shares, possessing five percent or more of the total combined voting power or value of all classes of Common Shares of the Company or a subsidiary or parent, or which permits his or her rights to purchase Common Shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.
      There shall be at least one subscription period (a “Subscription Period”) each and every 12 months during the term of the Purchase Plan. The duration of each Subscription Period will be established by the Board of Directors or a committee thereof. If not otherwise established by the Board of Directors, the Subscription Period will begin on July 1 and end the following June 30. The purchase price per share of the Common Shares subject to an offering will be 95% of the fair market value of the Common Shares on the grant date, unless modified by the Board of Directors. However, in no event may the Board of Directors establish a purchase price that is less than 85% of the fair market value of the Common Shares on the grant date (the first day of the indicated Subscription Period) , or 85% of the fair market value of the Common Shares on the exercise date (the last day of the Subscription Period).
      An eligible employee may become a participant in the Purchase Plan by enrolling in the Purchase Plan indicating the amount they intend to contribute. An eligible employee may purchase Common Shares through payroll deductions (on an after-tax basis) from the employee’s compensation received each payroll period. Payroll deductions may not be less than $20 per month or exceed 100% of an employee’s compensation. A participant may not increase or decrease the rate of his or her payroll deductions during a given Subscription Period but may increase or decrease payroll deductions for future Subscription Periods. Where payroll deduction is not available, employees submit their contribution at the end of the plan subscription period. A participant may cancel his or her election at any time with respect to any Subscription Period and receive in cash the cash balance (without interest) then credited to his or her account.
      On each exercise date, the maximum number of Common Shares, including fractional shares, will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions credited to the participant’s account. If all or a portion of the Common Shares cannot reasonably be purchased on such date because of unavailability or any other reason, such purchase will be made as soon as thereafter feasible. A participant is entitled to all rights as a shareholder as soon as the shares are credited to his or her account.
      If a participant’s continuous service terminates for any reason, or if a participant ceases to be an eligible employee, the entire payroll deduction amount of such employee on the effective date of any such occurrence will be used to purchase shares as of the next occurring exercise date; but, if a designated subsidiary is no longer part of the Purchase Plan, the entire payroll deduction amount credited to a participant who is employed by such subsidiary will be refunded to such employee. Other rules apply if a participant is granted a leave of absence or is laid off.
      The Board of Directors may at any time and for any reason terminate, freeze or amend the Purchase Plan. Except as otherwise described in the Purchase Plan, no termination may adversely affect any purchase right previously granted and no amendment may change any purchase right theretofore granted which adversely affects the rights of any participant. No amendment will be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Code Section 423 or to comply with any other applicable law, regulation or stock exchange rule.
      Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of or right to receive Common Shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Purchase Plan) by the participant.
      The Purchase Plan is not subject to any of the requirements of ERISA. The Purchase Plan is not, nor is it intended to be, qualified under Code Section 401(a).
      Because future rights to purchase Common Shares under the Purchase Plan will be based upon prospective factors, including the amount of payroll deductions elected by plan-eligible employees (whether individually, or in the aggregate), actual rights to purchase Common Shares under the Purchase Plan cannot be determined at this time.
United States Federal Tax Consequences
      The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Neither the grant of a right to purchase Common Shares under the Purchase Plan nor the purchase of such Common Shares will have any immediate federal tax consequence for a participating employee. If the participating employee does not dispose of the Common Shares within two years from the date the right to purchase was granted to him or her or within one year from the date the Common Shares were purchased, any gain or loss realized upon the disposition of shares will be treated as long term capital gain or loss to the participant, provided that where the purchase price was less than 100% (but not less than 85%) of fair market value, such participant would realize ordinary income equal to the lesser of: (i) the amount, if any, by which the purchase price was exceeded by the fair market value of the Common Shares at the time the right to purchase was granted or (ii) the amount, if any, by which the purchase price was exceeded by the fair market value of the Common Shares on the date of the disposition or the participant’s death. No income tax deduction will be allowed to the Company with respect to Common Shares purchased under the Purchase Plan by a participant provided such Common Shares are held for the required periods. The earlier disposition of the Common Shares (i.e., a “disqualifying disposition”) will result in the lesser of: (i) the excess of the fair market value of the Common Shares at the time of purchase over the purchase price; or (ii) the excess of the fair market value of the Common Shares at the time of disposition over the purchase price; or (ii) the excess of the fair market value of the Common Shares at the time of disposition over the purchase price, being treated as income and taxed at ordinary income tax rates in the year in which the disposition occurred, in which case the Company will generally be entitled to a corresponding deduction.
Required Vote
      Approval of the proposed Purchase Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.
      The Board of Directors Recommends that Shareholders Vote FOR the 2005 Employee Stock Purchase and Dividend Reinvestment Plan.

OTHER MATTERS
      The Board of Directors of the Company is not aware of any matter to come before the meeting other than the election of Directors. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.
      Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2006 in compliance with Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its principal executive offices not later than August 31, 2006, for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. The Company will not be required to include in its proxy statement and form of proxy a shareholder proposal that is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. In addition, if a shareholder intends to present a proposal at the Company’s 2007 Annual Meeting without the inclusion of the proposal in the Company’s proxy materials, the appointed proxies may exercise their discretionary voting authority for any proposal received after November 14, 2006, without any discussion of the proposal in the Company’s proxy statement.
      Shareholders may send written communications to the Board by mailing them to the Board of Directors, c/o Joseph P. Keithley, Chairman, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. All communications will be forwarded to the Directors.
      Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such report should be directed to:
Mark J. Plush
Vice President and Chief Financial Officer
Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, Ohio 44139
      You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.
December 29, 2005

APPENDIX A
KEITHLEY INSTRUMENTS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REVISED APRIL 26, 2004

1.	Purposes of the Committee
      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Keithley Instruments, Inc. (the “Company”) are (i) to assist the Board in overseeing (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; (ii) to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement, (iii) to perform an annual performance review of the Committee, and (iv) to perform the duties and responsibilities of audit committees set forth in Rule 10A-3(b)(2)-(5) of the Securities Exchange Act of 1934.

2.	Composition of the Committee
      The Committee shall consist of no fewer than three directors, each of whom shall be independent, as the term “independent” is defined for purposes of applicable Federal securities laws, the rules of the SEC and the listing standards of the New York Stock Exchange (the “NYSE”) or other applicable listing standards. Each Committee member must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and NYSE or other listing standards. No Committee member may serve on the audit committee of more than three other publicly-traded companies.
      The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee.

3.	Meetings and Procedures of the Committee
      The Committee will meet at least quarterly with the authority to convene additional meetings as it deems appropriate. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee will preside at each meeting and will set the agenda of items to be addressed at each meeting. In setting the agenda, the Chairperson may consult with other members of the Committee and is encouraged to consult with the Company’s Chief Financial Officer. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee. The Committee may form subcommittees of not fewer than two members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such information as the Committee requests.
      The Committee may meet in executive session outside the presence of the Company’s executive officers.

4.	Committee Authority and Responsibilities
      The Committee has the following authority and responsibilities:

(a) Approval of Services. The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company. The Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

(b) Review and Discussion Items. The Committee shall review and discuss:

(i)	with the internal auditor and the independent auditor, respectively, in advance of their respective audits, the overall scope and plans for their audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits; in this connection, the Committee shall discuss with management and the independent auditor the Company’s significant financial reporting exposures, and with management and the internal auditor, the Company’s significant exposures (financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

(ii)	with management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit; in this connection, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

(iii)	with management and the independent auditor, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other matters required at the time of that discussion to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards; in this connection, the Committee shall discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100;

(iv)	with the Chief Executive Officer and the Chief Financial Officer periodically (and at least quarterly), management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures or material weaknesses therein, and with management and the independent auditor annually, management’s annual internal control report, including the auditor’s attestation thereof, if any;

(v)	with management, at least annually and at such other times as the Committee considers appropriate, the Company’s earnings press releases, including the use of any “pro forma” or “adjusted” non-GAAP information, and the nature of financial information and earnings guidance provided to analysts and rating agencies;

(vi)	with the independent auditor, at least annually, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise, including any restrictions on the scope of its activities or access to required information, any disagreements with management regarding U.S. generally accepted accounting principles

(“GAAP”) or other matters, material adjustments to the financial statements recommended by the independent auditor, and adjustments that were proposed but “passed,” regardless of materiality; in this connection, the Committee shall discuss with the independent auditor significant consultations — on matters that otherwise are required to be disclosed to the audit committee — made with the independent auditor’s national office, any management letter issued or proposed to be issued by the auditor, the Company’s response to that letter and the responsibilities and budget of the Company’s financial auditing staff and the quality and depth of the financial auditing staff;

(vii)	with management, the internal auditor and independent auditor, at least annually and at such other times as the Committee considers appropriate, (a) significant issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor, and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures;

(viii)	with the independent auditor, at least annually, the auditor’s periodic reports regarding its independence;

(ix)	with the independent auditor, at least annually, the auditor’s performance, including the Committee’s evaluation of the auditor’s lead partner; in conducting this review, the Committee shall consult with management and the head of internal audit and obtain and review a report by the independent auditor describing its internal quality-control procedures, material issues raised in its most recent internal quality- control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting any independent audit carried out by the independent auditor, and the response of the independent auditor;

(x)	with the Chief Financial Officer and, if appropriate, the Company’s outside counsel, at least annually and at such other times as the Committee considers appropriate, material legal affairs of the Company and the Company’s compliance with applicable law and listing standards; in this connection, the Committee shall discuss with management (and appropriate counsel) and the independent auditor any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of ethics or other standards of conduct;

(xi)	with management, annually, a summary of the Company’s transactions with directors and officers of the Company, including reimbursement of expenses, and with firms that employ directors, and any other material related party transactions; and

(xii)	with the full board, annually, an evaluation of this Charter and of the Committee’s performance under this Charter.

(c) Reports. The Committee shall report regularly to the full board with respect to actions taken and matters discussed by the Committee, including any items that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function. The Committee shall report annually to the full Board with respect to the Committee’s evaluation of this Charter and the Committee’s performance thereunder. The Committee shall be responsible for the preparation of the reports required to be included in the Company’s annual proxy statement with respect to financial and accounting matters and Committee actions, and such other reports with respect to those matters as are required by applicable law, applicable rules of the SEC or applicable NYSE or other listing standards.

(d) Hiring and Complaint Processing Policies and Procedures. The Committee shall establish (a) policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company, and (b) procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

(e) Other Authority and Responsibilities; Limitation. The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and NYSE or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and NYSE or other listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate, and may retain, at the Company’s expense, such legal, accounting or other advisers as the Committee considers necessary or advisable for the full and faithful execution thereof.

In discharging its responsibilities, the Committee is not responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

(f) Access to Records. The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

APPENDIX B
KEITHLEY INSTRUMENTS, INC.
2005 EMPLOYEE STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
      Section I     Purpose
      This 2005 Employee Stock Purchase and Dividend Reinvestment Plan (the “Plan”) is adopted and established by Keithley Instruments, Inc., an Ohio corporation (the “Company”), effective as of June 1, 2005, subject only to appropriate approval by its shareholders, for the general benefit of the employees of the Company and certain of the Company’s subsidiary corporations. The purpose of the Plan is to facilitate the purchase by eligible employees of common shares, without par value, of Keithley Instruments, Inc. (“Stock”). The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
      Section II     Agent
      National City Bank, Cleveland, Ohio, is hereby appointed to act as agent of the Company and of the participants under this Plan (the “Agent”).
      Section III     Eligible Employees
      (a) In General. All employees of the Company, and all employees of those subsidiary corporations (as defined in Section 424 of the Code) listed in Attachment A hereto, are eligible to participate in the Plan, other than temporary employees of the Company or any such subsidiary corporation who (i) customarily are employed for less than five (5) months in any calendar year, or (ii) customarily work twenty (20) hours or less per week. All individuals who satisfy the requirements set forth in the preceding sentence (individually, an “Eligible Employee,” and collectively, “Eligible Employees”) shall be granted rights to purchase Stock hereunder, so long as they continue to satisfy such requirements, and shall have the same rights and privileges as every other such Eligible Employee.
      (b) Limitations on Rights. An Eligible Employee shall not be entitled to purchase Stock under the Plan if (i) such purchase would cause such Eligible Employee to own Stock (including any shares of Stock which would be owned if such Eligible Employee purchased all of the Stock made available for purchase by such Eligible Employee under all options or rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation; or (ii) such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Stock under the Plan (and under all other stock purchase plans of the Company and its subsidiary corporations which satisfy the requirements of Section 423 of the Code) for any calendar year in which such rights are outstanding (based on the fair market value of such Stock, determined as of the commencement date of the Subscription Period and otherwise in accordance with Section IV(b) hereof). For purposes of clause (i) of this subparagraph (b), the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply. For purposes of applying the $25,000 limitation of clause (ii) of this subparagraph (b), the number of shares of Stock eligible for purchase in one Plan Year may not be carried over to any other Plan Year; provided, that the $25,000 limitation will be determined on a calendar year basis and not a Plan Year basis. In applying the limitation of clause (ii) of this subparagraph (b), in the event an option to purchase shares of Stock is outstanding in more than one calendar year because the Subscription Period extends across two calendar years, an Eligible Employee shall have the right to purchase up to $50,000 of Stock under the Plan for such Subscription Period, but applying such limit first to the first calendar year in which such option is outstanding and after taking into account all other stock purchased for such Eligible Employee hereunder. In the event more than one Subscription Period is in affect with respect to an Eligible Employee during the course of a given calendar year, the $25,000 limitation of clause (ii) of this subparagraph (b) shall be applied first to that Subscription Period with the earliest commencement date.
      Section IV     Enrollment and Subscription Periods
      (a) Enrolling in the Plan. To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Plan Year, and for each Subscription Period commencing during such Plan Year, will take place during the “Enrollment Period,” which shall consist of no less than a thirty (30)-day period and no greater than a forty-five (45) day period and be held within the ninety (90-day period immediately preceding the commencement of the Subscription Period to which such Enrollment Period relates. The initial Enrollment Period shall commence June 1, 2005 and end June 30, 2005 (inclusive), and apply with respect to the rights granted under the Plan for the Plan Year commencing July 1, 2005 (or if later, the effective date of the registration statement to be filed in accordance with Section XIX(a) hereof).
      (b) The Subscription Period. Any employee who is an Eligible Employee and desires to subscribe to purchase Stock under the Plan must make and file with the Company a subscription agreement that complies with Section VIII hereof during the applicable Enrollment Period. Such agreement shall be effective for the subscription period immediately following such Enrollment Period. There shall be at least one subscription period (a “Subscription Period”) each and every 12 months during the term of this Plan. The duration of each Subscription Period shall be established by the Board of Directors of the Company (the “Board”), or by a standing committee of the Board as the Board’s delegee, but in any event acting in the Board’s (or such delegee’s) discretion. If not otherwise established by the Board, the Subscription Period for a Plan Year shall commence on the first day of July and ending on the following June 30th.
      (c) Changing Enrollment. The offering of Stock under the Plan shall occur only during a Subscription Period, and shall be made only to those Eligible Employees properly enrolled for that Subscription Period. Once enrolled, the Company will inform the Agent of such fact and those Eligible Employees so enrolled will thereupon become “Participants” under the Plan. Once enrolled, a Participant shall continue to be eligible to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee. If a Participant desires to change his or her rate of contribution, he or she may do so effective for the next Subscription Period by filing a new authorization for payroll deduction and subscription agreement with the Company during the Enrollment Period immediately preceding such Subscription Period.
      Section V     Term of Plan
      This Plan shall be in effect from the date of its adoption until it is terminated by action of the Board. The Plan shall be submitted to the shareholders of the Company for approval as soon as practical, but in any event not later than 12 months after the date of its adoption by the Board.
      Section VI     Number of Shares of Stock to be Made Available
      The total number of shares of Stock made available for purchase by Eligible Employees hereunder is Five Hundred Thousand (500,000), which may be authorized but unissued shares, treasury shares, or shares purchased for or on behalf of the Plan in the open market. When such shares of Stock are fully subscribed, the Plan shall either be continued through additional authorizations of shares made by the Board, or shall be terminated in accordance with Section XVII hereof.
      Section VII     Subscription Price
      (a) Presumptive Subscription Price. Unless modified by the Board in accordance with Section VII(b), the “Subscription Price” for each share of Stock purchased for an Eligible Employee during a Subscription Period shall be 95% of the fair market value of the Stock, determined as of the commencement of such Subscription Period. The fair market value of the Stock will be determined in accordance with Section VII(c) hereof.
      (b) Modification of Subscription Price. The Board, in its discretion, may modify the Subscription Price set forth in Section VII(a) above by written action taken prior to the beginning of the Subscription Period for which such modification is to be effective. In the event the Board adopts a modified Subscription Price, such Subscription Price shall not be less than the lowest fair market value of a share of such Stock within the twelve (12) month period immediately preceding the first day of the applicable Subscription Period, and shall not be greater than the highest fair market value of a share of such Stock within the twelve month period immediately preceding the first day of the applicable Subscription Period. Notwithstanding the preceding sentence to the contrary, in no event will the Subscription Price of a share of Stock be the lesser of (i) 85% of the fair market value of a share of such Stock on the last trading day before the first day of each Subscription

Period (which for Plan purposes shall be considered the date the right to purchase such Stock is granted to, and first exercisable by a Participant); or (ii) 85% of the fair market value of such share of such Stock on the last trading day of such Subscription Period (which for Plan purposes shall be considered the date each such right to purchase such Stock is actually exercised).
      (c) Determining The Price of Stock. For purposes of this Section, the fair market value of a share shall be the last reported sale price on the New York Stock Exchange or such other stock exchange on which a share of Stock is listed on the day in question (or if there is no reported sale on that day, on the most recent previous business day within a period of not more than five business days).
      Section VIII     Amount of Contribution; Method of Payment
      (a) Payroll Withholding. Except as otherwise specifically provided herein, the Subscription Price will be payable by each Participant by means of payroll withholding. However, for any Participant not maintained on the Company’s payroll, such Participant shall be entitled to satisfy the Subscription Price by tendering to the Company (or its delegee) an amount, by money order or check drawn against an account with sufficient funds, that satisfies such Participant’s Subscription Price. The minimum withholding shall be equal to twenty dollars ($20.00) per month from a Participant’s Base Pay; the maximum withholding shall be an amount equal to one hundred percent (100%) of a Participant’s Base Pay (rounded to the nearest dollar), subject to any applicable tax or other withholding limitations. In any event, the total withholding permitted to be made by any Participant for a Subscription Period or Subscription Periods shall not exceed $25,000 for each calendar year as prescribed by Section 423(b)(8) of the Code. The actual percentage of Base Pay to be deducted shall be specified by a Participant in his or her authorization for payroll withholding.
      (b) Base Pay. For purposes of paragraph (a), above, “Base Pay” means the regular compensation which a Participant is entitled to receive on a pay day. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings.
      (c) Application of Withholding Rules. Payroll withholding will commence with the first paycheck issued during the Subscription Period and will continue with each paycheck throughout the entire Subscription Period, except for pay periods for which a Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.). Any pay period which overlaps two Subscription Periods will be credited in its entirety to the Subscription Period in which it is paid. Payroll withholding shall be retained by the employer or other party responsible for making payment to the Participant, until applied to the purchase of shares as described in Section IX and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Participant in connection with a withdrawal from the Plan or a revocation of authorization described in Section XIII. Any amounts held by an employer or other party in connection with or as a result of payroll withholding made pursuant to the Plan and pending the purchase of shares hereunder shall be considered non-interest bearing, unsecured indebtedness extended to such employer or other party by such Participant.
      Section IX     Purchasing, Transferring Stock
      (a) Maintenance of Plan Account. The Company shall maintain a “Plan Account” in the name of each Participant. At the close of each pay period, the amount deducted and retained by the employer or other party from a Participant’s Base Pay will, for bookkeeping purposes only, be credited by the Company to such Participant’s Plan Account. As of the last day of each Subscription Period (unless a Participant has given written notice to the Company of his or her withdrawal or revocation of authorization), such Participant’s right to purchase Stock will be exercised automatically for him or her; upon such automatic exercise, the amount then credited to such Participant’s Plan Account for the purpose of purchasing shares will be divided by the Subscription Price for such Subscription Period (using the applicable discount determined pursuant to Section VII(a) hereof), and there shall be transferred to such Participant’s Plan Account by the Agent the number of shares of Stock which results. Participants shall not receive any interest on amounts held by an employer, the Company, or any other party (including the Agent) and credited to Plan Accounts established and maintained under this Plan.
      (b) Insufficient Number of Available Shares. In the event the number of shares of Stock subscribed for any Subscription Period exceeds the number of shares of Stock available for sale under the Plan for such

Period, the number of shares of Stock actually available for sale hereunder shall be allocated by the Agent among the Participants in proportion to that portion of their Plan Account balances committed to the purchase of Stock for such Subscription Period.
      (c) Handling Excess Shares. In the event that the number of shares of Stock which would be credited to any Participant’s Plan Account in any Subscription Period exceeds the limit specified in Section III(b) hereof, such Participant’s Account shall be credited with the maximum number of shares permissible, and all remaining amounts will be refunded in cash.
      (d) Status Reports. As soon as practical following the close of each Subscription Period but in no event more than thirty (30) days following the close of such Subscription Period, the Agent shall report to each Participant the number of shares of Stock purchased on his or her behalf for such Subscription Period, and the total shares held on behalf of such Participant in his or her Plan Account. The Agent shall hold in its name or in the name of its nominee all shares so purchased and allocated. No certificate will be issued to a Participant for shares held in his or her Plan Account unless he or she so requests in writing, or unless such Participant’s active participation in the Plan is terminated due to death, separation from service or retirement.
      (e) In Service Stock Withdrawals. A Participant may request that a certificate for all or part of the full shares of Stock held in his or her Plan Account be sent to him or her after the relevant shares of Stock have been purchased and allocated. All such requests must be submitted in writing to the Agent. No certificate for a fractional share will be issued. The fair market value of any fractional shares, as determined pursuant to Section VII on the date of withdrawal of all shares credited to a Participant’s Plan Account, shall be paid in cash to such Participant. Any Participant requesting issuance of a Stock certificate prior to the date active participation ceases shall be solely responsible for paying and discharging all applicable fees and other associated with such issuance prior to the date any distribution of a certificate evidencing ownership of such shares occurs.
      Section X     Dividends and Other Distributions
      (a) Reinvestment of Dividends. Cash dividends and other cash distributions received by the Agent on shares held in its custody hereunder will be credited to the Plan Accounts of individual Participants in accordance with their interests in the shares of Stock with respect to which such dividends or distributions are paid or made, less any applicable withholding, and will be applied, as soon as practical after the receipt thereof by the Agent, to the purchase in the open market at prevailing market prices (without any adjustment or discount otherwise provided for under Section VII hereof) of the number of whole shares of Stock capable of being purchased with such funds, after deduction of any bank service fees, brokerage charges and transfer taxes payable in connection with the purchase of such shares that are not otherwise paid by the Company.
      (b) Stock to Be Held in Agent’s Name. All purchases of shares of Stock made pursuant to this Section will be made in the name of the Agent or its nominee, shall be held as provided in Section IX hereof, and shall be transferred and credited (to the nearest one one-thousandth of a share) to the Plan Accounts of the individual Participant(s) to which such dividends or other distributions were credited. Dividends paid in the form of Stock will be allocated by the Agent, as and when received, with respect to shares held in its custody hereunder to the Plan Accounts of individual Participants (to the nearest one one-thousandth of a share) in accordance with such Participants’ interests in such shares with respect to which such dividends were paid. Property, other than shares of Stock or cash, received by the Agent as a distribution on shares held in its custody hereunder, shall be sold by the Agent for the accounts of those Participants to whom such property is attributable or allocable, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on shares held in its custody hereunder.
      (c) Tax Responsibilities. It is understood that the automatic reinvestment of dividends under the Plan will not relieve a Participant or other employee of any federal, state, local, or foreign income or other tax which may be due on or with respect to such dividends. The Agent shall report to each Participant the amount of dividends credited to his or her Plan Account.
      (d) Withholding on Payments Made to Non-Resident Aliens. The Agent shall be authorized and empowered to comply with any and all federal withholding laws relating to the payment of income items to non-resident aliens.

      Section XI     Voting of Stock
      Shares of Stock held for a Participant in his or her Plan Account will be voted in accordance with such Participant’s express written directions. In the absence of any such directions, such Stock will not be voted.
      Section XII     Sale of Stock
      Subject to the provisions of Section XIX, a Participant may direct the Agent to sell all or part of the shares held on behalf of such Participant at any time, without having to first withdraw any shares of Stock from the Plan, by giving written notice to the Agent. Upon receipt of such a notice, the Agent shall, as soon as practical thereafter, sell such shares in the open market at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges and transfer taxes) to such Participant, but only so long as such Participant’s signature is guaranteed by a bank or trust company.
      Section XIII     Withdrawals from the Plan
      (a) General Rule. By giving written notice to the Company, a Participant may at any time withdraw from the Plan or, without withdrawing from the Plan but by giving written notice to the Company, revoke his or her authorization for payroll deduction for the Subscription Period in which such revocation is made. In the event a Participant withdraws from the Plan or revokes such authorization, such Participant may withdraw the amount credited to such Participant’s Plan Account which has not previously been used to purchase shares of Stock.
      (b) Refund of Amounts Not Used to Purchase Shares. At the time of any withdrawal or revocation under this Section, the amount credited to a Participant’s Plan Account which has not previously been used to purchase shares of Stock will be refunded in cash.
      (c) Withdrawal of Shares. Upon any withdrawal under this Section, a Participant, in his or her notice of withdrawal election, may elect to receive either shares of Stock or cash for the full number of shares of Stock then being held in his or her Plan Account. If a Participant elects cash, the Agent shall sell such shares (whether in the open market, or otherwise) and send the net proceeds (less any bank service fees, brokerage charges and transfer taxes) to such Participant, but only if such Participant’s signature on such election has been guaranteed by a bank or trust company. If no election is made in a notice of withdrawal, a certificate shall be issued for all full shares of Stock held in such Participant’s Account. In every case of withdrawal from the Plan, fractional shares allocated to a Participant’s Plan Account will be paid in cash at the market value of such Stock on the date such withdrawal becomes effective, as determined pursuant to Section VII.
      Section XIV     Separation from Employment
      Separation from employment for any reason, including death, disability, a termination of employment (regardless of the reason(s) therefore) shall be treated as a withdrawal from the Plan as described in Section XIII. For purposes of this Section XIV, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company, or to have ceased to qualify as an Eligible Employee, in the event such employee is absent from active employment due to sick leave, military leave of absence, a leave of absence required to be provided pursuant to the Family and medical Leave Act of 1993 or any other leave of absence approved by the Committee or required by applicable federal, state, or local law; provided, that such leave is for a period of not more than ninety (90) days or such Employee holds reemployment rights with the Company that are protected by state or federal statute. A service fee will not be charged for any withdrawal attributable to a separation from employment.
      Section XV     Assignment
      No Eligible Employee, Participant, or other person, may assign, alienate, or otherwise transfer his or her right or rights to purchase Stock under this Plan to any other person or party; any attempt to so assign, alienate or transfer shall be void. A Participant’s right to purchase Stock under this Plan may be exercisable during such Participant’s lifetime only by that Participant.

      Section XVI     Adjustment of and Changes in Stock
      In the event that the shares of Stock are changed or converted into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or the number of shares of Stock are changed through a stock split or the payment of a stock dividend, there shall be substituted for or added to each share of Stock theretofore reserved for sale and/or issuance under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or converted, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.
      Section XVII     Amendment or Termination of the Plan
      The Board shall have the right to amend, modify or terminate the Plan at any time without notice; however, no Participant’s existing rights shall be adversely affected by any such amendment, modification or termination. In any event, any such amendment or modification that materially increases the benefits accruing to Participants under the Plan; or increases in any respect the number of shares of Stock permitted to be issued under the Plan; or materially modifies the eligibility requirements for Plan participation; or changes the designation of those corporations whose employees are eligible to participate in the Plan (other than another parent or subsidiary of the Company); shall not take affect, or otherwise become effective, until after such amendment or modification has received the approval of the holders of a majority of the voting power of the shares of Stock.
      Section XVIII     Administration
      (a) Committee To Administer. The Plan shall be administered by a Committee, which shall be appointed by the Company’s president and consist of at least two employees of the Company or of a subsidiary corporation. The Committee shall be responsible for the administration of all matters under the Plan which have not been delegated to the Agent.
      (b) Specific Responsibilities. The Committee’s responsibilities shall include, but shall not be limited to,

(i) interpreting the Plan (including issues relating to the definition and application of “Base Pay”);

(ii) identifying and compiling a list of persons who are Eligible Employees for a Plan Year;

(iii) identifying those Eligible Employees not entitled to be granted options or other rights for a Plan Year on account of the limitations described in Section III(b) hereof; and

(iv) providing prompt notice to the Agent of the enrollment of Eligible Employees, the amounts to be credited to Participants’ Plan Accounts, and any written notices of withdrawal or revocation of any authorization filed with the Committee by individual Participants.
      The Committee may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or construction of any provision of the Plan by the Committee shall be final, conclusive and binding on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Board or a committee thereof shall be final, conclusive and binding.
      Section XIX     Securities Law Restrictions
      Notwithstanding any provision of the Plan to the contrary:

(a) Need For Registration Statement. No shares of Stock shall be purchased or issued under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Stock covered by the Plan under the Securities Act of 1933, as amended (the “Act”). Prior to the effectiveness of such registration statement, Stock subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act.

(b) Compliance With Blue Sky Laws. No payroll deduction shall take place and no shares of Stock shall be purchased or issued under the Plan with respect to Eligible Employees resident in any state unless such shares of Stock are exempt from registration under the securities laws of such state, or such purchase or issuance constitutes an exempt transaction under the securities laws of such state or comprises part of a purchase or issuance that has been registered by description, qualification, coordination or otherwise under the securities laws of such state.

      Section XX     No Independent Employment Rights
      Nothing in the Plan shall be construed to form, or to constitute evidence of, a contract of employment between the Company and any employee, or any group or category of employees (whether for a definite or specific duration or otherwise), or to prevent the Company, its parent or any subsidiary from terminating any employee’s employment at any time, without notice or recompense. No employee shall have any rights as a shareholder until the right to purchase Stock has been exercised as of the last trading day of a Subscription Period.
      Section XXI     Agent Powers and Duties
      (a) Acceptance. The Agent accepts the agency created under this Plan and agrees to perform the obligations imposed hereunder.
      (b) Receipt of Shares and Dividends. The Agent shall be accountable to each Participant for shares of Stock held in such Participant’s Plan Account, and for dividends received with respect thereto.
      (c) Records and Statements. The records of the Agent pertaining to the Plan shall be open to the inspection of the Company at all reasonable times and may be audited from time to time by any person or parties specified by the Company in writing. The Agent shall furnish the Company with whatever information relating to the Plan Accounts the Company considers necessary, including, without limitation, any information required to be furnished to Participants each January 31 pursuant to Section 6039(a)(2) of the Code and related regulations.
      (d) Fees and Expenses. The Agent shall receive from the Company reasonable annual compensation as may be agreed upon from time to time between the Company and the Agent.
      (e) Resignation. The Agent may resign at any time as Agent of the Plan by giving sixty (60) days written notice in advance to the Company.
      (f) Removal. The Company, by giving sixty (60) days written notice in advance to the Agent, may remove the Agent. In the event of the resignation or removal of an Agent, the Company shall promptly appoint a successor Agent, so long as it intends to continue the Plan.
      (g) Interim Duties and Successor Agent. Each successor Agent shall succeed to the title of the Agent vested in its predecessor by accepting in writing its appointment as successor Agent and filing the acceptance with the former Agent and the Company without the signing or filing of any further statement. The resigning or removed Agent, upon receipt of acceptance in writing of the agency by the successor Agent, shall execute all documents and do all acts necessary to vest the title in any successor Agent. Each successor Agent shall have and enjoy all of the powers conferred under this Plan upon its predecessor. No successor Agent shall be personally liable for any act or failure to act of any predecessor Agent. With the approval of the Company, a successor Agent, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Agent without incurring any liability or responsibility for so doing.
      (h) Limitation of Liability to Participants. The Agent shall not be liable hereunder for any act or failure to act, including without limitation, any claim of liability (i) arising out of a failure to terminate a Participant’s Plan Account upon such Participant’s death or adjudication of incompetency, prior to the receipt by the Agent of notice in writing of such death or incompetency; or (ii) with respect to the price(s) at which shares of Stock are purchased or sold for a Participant’s Plan Account, or the timing of any such purchase(s) or sale(s).
      Section XXII     Applicable Law
      The Plan shall be construed, administered and governed in all respects under the laws of the State of Ohio.

Attachment A
to
KEITHLEY INSTRUMENTS, INC.
2005 EMPLOYEE STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
List of Participating Subsidiary Corporations
Keithley Instruments, GMBH
Keithley Instruments, Ltd.
Keithley Instruments, SARL
Keithley Instruments, BV
Keithley Instruments, Srl
Keithley Instruments, KK
Keithley Instruments, SA
Keithley Instruments International Corporation

KEITHLEY INSTRUMENTS, INC.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope

DETACH CARD

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KEITHLEY INSTRUMENTS, INC.	Class B Common Shares

The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Class B Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 11, 2006, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

The Board of Directors recommends a vote FOR Item 1, Item 2, Item 3 and Item 4.

1. Proposal to fix the number of Directors of the Company at ten
FOR ☐ AGAINST ☐ ABSTAIN ☐
2. ELECTION OF DIRECTORS, FOR ☐	WITHHOLD AUTHORITY ☐
Joseph P. Keithley; James T. Bartlett; James B. Griswold; Leon J. Hendrix, Jr.; Thomas A. Saponas; Barbara V. Scherer; and R. Elton White

To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided below.

(Continued, and to be signed on other side)

Annual Meeting of Shareholders

February 11, 2006
12:00 Noon

DETACH CARD

---------------------------------------------------------------
(Continued from the other side)

3. Proposal to approve the Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 11, 2006.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Items 1 and 3, FOR the nominees named in Item 2 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

SIGNATURE(S) DATE

KEITHLEY INSTRUMENTS, INC.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope

DETACH CARD

--------------------------------------------------------

KEITHLEY INSTRUMENTS, INC.	Common Shares

The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 11, 2006, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

The Board of Directors recommends a vote FOR Item 1, Item 2, Item 3 and Item 4.

1. Proposal to fix the number of Directors of the Company at ten
FOR ☐ AGAINST ☐ ABSTAIN ☐
2. ELECTION OF DIRECTORS, FOR ☐	WITHHOLD AUTHORITY ☐
Joseph P. Keithley; Brian R. Bachman*; James T Bartlett; James B. Griswold; Leon J. Hendrix, Jr.; Brian J. Jackman*; Dr. N. Mohan Reddy*; Thomas A. Saponas; Barbara V. Scherer; and R. Elton White
*Elected by holders of Common Shares only.

To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided below.

(Continued, and to be signed on other side)

Annual Meeting of Shareholders

February 11, 2006
12:00 Noon

DETACH CARD

---------------------------------------------------------------
(Continued from the other side)

3. Proposal to approve the Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan

FOR  ☐                         AGAINST  ☐                         ABSTAIN  ☐

4. To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 11, 2006.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Items 1 and 3, FOR the nominees named in Item 2 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

SIGNATURE(S) DATE